Exhibit 5.1

April 7, 2006

Ventas, Inc., on behalf of the Registrants
Ormsby Park Place
Suite 300
Louisville, Kentucky 40223

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special counsel to Ventas, Inc., a Delaware corporation ("Ventas"), Ventas Realty, Limited Partnership, a Delaware limited partnership ("Vental LP"), Ventas Capital Corporation, a Delaware corporation ("Ventas Capital" and, together with Vental LP in their capacity as joint issuers, the "Joint Issuers") and the subsidiary guarantors set forth on Schedule A hereto (the "Subsidiary Guarantors" and, together with Ventas, Vental LP and Ventas Capital, the "Registrants"), in connection with the filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), relating to senior and subordinated debt securities of the Joint Issuers (the "Vental LP and Ventas Capital Debt Securities"), senior and subordinated debt securities of Ventas (the "Ventas Debt Securities" and, together with the Vental LP and Ventas Capital Debt Securities, the "Debt Securities"), guarantees of Ventas and the Subsidiary Guarantors, respectively, in each case of the Ventas LP and Ventas Capital Debt Securities (collectively, the "Joint Issuer Debt Security Guarantees"), guarantees of Vental LP, Ventas Capital and the Subsidiary Guarantors, respectively, in each case of the Ventas Debt Securities (collectively, the "Ventas Debt Security Guarantees" and, together with the Joint Issuer Debt Security Guarantees, the "Guarantees"), shares of preferred stock of Ventas, par value $1.00 per share (the "Preferred Stock"), shares of common stock of Ventas, par value $0.25 per share (the "Common Stock"), shares of Preferred Stock of Ventas represented by depositary shares of Ventas (the "Depositary Shares") and warrants of Ventas to purchase or sell certain Securities (as defined below) (the "Warrants"). The Debt Securities, the Guarantees, the Preferred Stock, the Common Stock, the Depositary Shares and the Warrants are herein referred to collectively as the "Securities." Ventas, Vental LP and Ventas Capital, in their capacities as guarantors, and the Subsidiary Guarantors are herein referred to collectively as the "Guarantors." The Securities may be issued and sold from time to time by the Registrants after the registration statement to which this opinion is an exhibit (the "Registration Statement") becomes effective. The terms used herein, unless otherwise defined, have the meanings assigned to them in the Registration Statement.

        We have examined such documents as we have considered necessary for purposes of this opinion, including (i) the form of the senior indenture (the "Senior Indenture"), among Ventas and the Joint Issuers, as issuer(s) of the senior debt securities issuable thereunder, and U.S. Bank National Association, as trustee, (ii) the form of the subordinated indenture (the "Subordinated Indenture"), among Ventas and the Joint Issuers, as issuer(s) of the subordinated debt securities issuable thereunder, and U.S. Bank National Association, as trustee, (iii) the certified copies of respective certificates of incorporation (or equivalent), as amended, and by-laws (or equivalent) of the Registrants organized under the laws of the State of Delaware (the "Delaware Entities"), and (iv) such other documents and matters of law as we have deemed necessary in connection with the opinions hereinafter expressed.

        As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates and comparable documents of public officials and officers and representatives of the Registrants and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due organization, valid existence and good standing of all parties (other than the Registrants) under all applicable laws; (iv) the legal right and power of all parties (other than the Registrants) under all applicable laws and regulations to enter into, execute and deliver such documents, agreements, and instruments; (v) the due authorization, execution and delivery of the Registration Statement and due authorization of all documents, agreements and instruments (including the Senior Indenture and the Subordinated Indenture) by all parties thereto (other than the Registrants) and the binding effect of such documents, agreements and instruments on all parties (other than the Registrants); (vi) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than the Registrants) have been obtained by such parties; and (vii) the capacity of natural persons. In addition, in rendering our opinions below with respect to Guarantors that are not Delaware Entities, we have relied upon opinions of local counsel dated of even date herewith as to the matters set forth in clauses (iii) through and including (vi) in the previous sentence and our conclusions as to such matters are subject to the same assumptions, limitations and qualifications as are contained in said opinions.

        A.    Based on the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion that:

          1.     Upon the taking of appropriate corporate action by Ventas or, if applicable, the taking of appropriate partnership and corporate action by the Joint Issuers to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters; the effectiveness of the Registration Statement under the Act; the qualification of the Senior Indenture or the Subordinated Indenture, as the case may be, under the Trust Indenture Act of 1939, as amended; the due execution and delivery by Ventas or the Joint Issuers, as the case may be, as issuers thereunder, and the other parties thereto of the Senior Indenture, the Subordinated Indenture and any amendment of or supplement to the Senior Indenture or Subordinated Indenture, as the case may be (each of the Senior Indenture and the Subordinated Indenture, as so amended or supplemented, being referred to as an "Indenture," and the trustee under any Indenture being referred to as a "Trustee"), assuming that the relevant Indenture is consistent with the form thereof filed as an exhibit to the Registration Statement (the foregoing, constituting the "Debt Authorization Assumptions"), the Debt Securities will be duly and validly authorized. In addition, when the Debt Securities are duly executed by Ventas or the Joint Issuers, as the case may be, authenticated by the relevant Trustee and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the relevant Indenture and the applicable definitive purchase, underwriting or similar agreement (the foregoing, constituting the "Debt Offering Assumptions"), the Debt Securities will constitute valid and legally binding obligations of Ventas or the Joint Issuers, as the case may be, enforceable against Ventas or the Joint Issuers, as the case may be, in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

          2.     Upon the satisfaction of the Debt Authorization Assumptions, the taking of appropriate corporate, partnership or company action, as the case may be, by Ventas, as a guarantor, and the Subsidiary Guarantors and the due execution and delivery by Ventas and the Subsidiary Guarantors, as guarantors, and the other parties thereto of the Indenture, the Joint Issuer Debt Security Guarantees with respect to such Indenture will be duly and validly authorized. In addition, upon satisfaction of the Debt Offering Assumptions, when the Vental LP and Ventas Capital Debt Securities are duly endorsed by Ventas and the Subsidiary Guarantors, the Joint Issuer Debt Security Guarantees will constitute valid and legally binding obligations of Ventas and the Subsidiary Guarantors, enforceable against Ventas and the Subsidiary Guarantors in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

          3.     Upon the satisfaction of the Debt Authorization Assumptions, the taking of appropriate corporate or company action, as the case may be, by Vental LP and Ventas Capital, as guarantors, and the Subsidiary Guarantors and the due execution and delivery by Ventas LP, Ventas Capital and the Subsidiary Guarantors, as guarantors, and the other parties thereto of the Indenture, the Ventas Debt Security Guarantees with respect to such Indenture will be duly and validly authorized. In addition, upon satisfaction of the Debt Offering Assumptions, when the Ventas Debt Securities are duly endorsed by Ventas LP, Ventas Capital and the Subsidiary Guarantors, the Ventas Debt Security Guarantees will constitute valid and legally binding obligations of Vental LP, Ventas Capital and the Subsidiary Guarantors, enforceable against Vental LP, Ventas Capital and the Subsidiary Guarantors in accordance with the terms thereof, entitled to the benefits of the relevant Indenture.

          4.     Upon the taking of appropriate corporate action by Ventas and its stockholders, including the approval of the terms of any class or series of Preferred Stock and the authorization of the execution and filing of a Certificate of Designation (a "Certificate") relating thereto with the Delaware Secretary of State, and the filing of the Certificate; and the effectiveness of the Registration Statement under the Act, the Preferred Stock will be duly and validly authorized, and, when certificates representing the shares of Preferred Stock are duly executed by Ventas, countersigned, registered, sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

          5.     Upon the taking of appropriate corporate action by Ventas and its stockholders and the effectiveness of the Registration Statement under the Act, the Common Stock will be duly and validly authorized, and, when the certificates representing shares of Common Stock are duly executed by Ventas, countersigned, registered, sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Common Stock will be validly issued, fully paid and nonassessable.

          6.     Upon the taking of appropriate corporate action by Ventas and its stockholders, including the authorization of the execution and filing of a Certificate relating to the underlying Preferred Stock with the Delaware Secretary of State, and the filing of the Certificate; the effectiveness of the Registration Statement under the Act; the due execution and delivery by the parties thereto of a deposit agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (each such Deposit Agreement, as so amended or supplemented, being referred to as a "Deposit Agreement"), assuming that the relevant Deposit Agreement is consistent with the description thereof contained in the Registration Statement; and the deposit of the shares of Preferred Stock underlying such Depositary Shares with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement or in the supplement or supplements to the Prospectus included therein) under the applicable Deposit Agreement, the Depositary Shares will be duly and validly authorized, and, when the depositary receipts evidencing rights in the Depositary Shares are duly executed by the relevant Depositary and registered, and the Depositary Shares are sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing rights therein.

          7.     Upon the taking of appropriate corporate action by Ventas and its stockholders; the effectiveness of the Registration Statement under the Act; the due execution and delivery by the parties thereto of a Warrant Agreement relating to Warrants, and each amendment thereof or supplement thereto (each such Warrant Agreement, as so amended or supplemented, being referred to as a "Warrant Agreement"), assuming that the relevant Warrant Agreement is consistent with the description thereof contained in the Registration Statement; and assuming the legality and validity of the Securities (other than Warrants) underlying such Warrants, the Warrants will be duly and validly authorized, and, when the Warrants are duly executed by Ventas, authenticated by the warrant agent and sold and delivered at the price and in accordance with the terms set forth in the Registration Statement, the supplement or supplements to the Prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, the Warrants will constitute valid and legally binding obligations of Ventas enforceable against Ventas in accordance with their terms and will entitle the holders thereof to the rights specified in the Warrant Agreement.

        B.    The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

          1.     The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and the Federal laws of the United States as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein, except to the extent that we have relied upon the opinions of local counsel dated of even date herewith, referred to above, as to certain matters related to the Guarantors that are not Delaware Entities.

          2.     The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

          3.     We express no opinion as to provisions of the documents referenced in this opinion letter insofar as such provisions relate to (i) the subject matter jurisdiction of a United States Federal court to adjudicate any controversy relating to such documents, (ii) the waiver of inconvenient forum with respect to proceedings in any such United States Federal court, (iii) the waiver of right to a jury trial, (iv) the validity or enforceability under certain circumstances of provisions of the documents with respect to severability or any right of setoff, or (v) limitations on the effectiveness of oral amendments, modifications, consents and waivers.

          4.     This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Offered Securities" in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/  WILLKIE FARR & GALLAGHER LLP

Willkie Farr & Gallagher LLP

SCHEDULE A

Ventas Healthcare Properties, Inc.
Ventas TRS, LLC
Ventas Management, LLC
Ventas Framingham, LLC
Ventas Sun LLC
Ventas Cal Sun LLC
Ventas Provident, LLC
Ventas Finance I, Inc.
Ventas Finance I, LLC
Ventas Specialty I, Inc.
Ventas Specialty I, LLC
ElderTrust
ElderTrust Operating Limited Partnership
ET Capital Corp.
ET Sub-Berkshire Limited Partnership
ET Berkshire, LLC
Cabot ALF, L.L.C.
Cleveland ALF, L.L.C.
ET Sub-Heritage Woods, L.L.C.
ET Sub-Highgate, L.P.
ET GENPAR, L.L.C.
ET Sub-Lacey I, L.L.C.
ET Sub-Lehigh Limited Partnership
ET Lehigh, LLC
ET Sub-Lopatcong, L.L.C.
ET Sub-Pennsburg Manor Limited Partnership, L.L.P.
ET Pennsburg Finance, L.L.C.
ET Sub-Phillipsburg I, L.L.C.
ET Sub-Pleasant View, L.L.C.
ET Sub-Rittenhouse Limited Partnership, L.L.P.
ET Sub-Riverview Ridge Limited Partnership, L.L.P.
ET Sub-Sanatoga Limited Partnership
ET Sanatoga, LLC
ET Sub-SMOB, L.L.C.
Vernon ALF, L.L.C.
ET Sub-Willowbrook Limited Partnership, L.L.P.
ET Sub-Wayne I Limited Partnership, L.L.P.
ET Wayne Finance, L.L.C.
ET Wayne Finance, Inc.
ET Sub-Woodbridge, L.P.
PSLT GP, LLC
PSLT OP, L.P.
PSLT-BLC Properties Holdings, LLC
Brookdale Living Communities of Arizona-EM, LLC
Brookdale Living Communities of California, LLC
Brookdale Living Communities of California-RC, LLC
Brookdale Living Communities of California-San Marcos, LLC
Brookdale Living Communities of California-Illinois-2960, LLC
Brookdale Living Communities of California-Illinois-II, LLC
BLC of California-San Marcos, L.P.
Brookdale Holdings, LLC
Brookdale Living Communities of Indiana-OL, LLC

Brookdale Living Communities of Massachusetts-RB, LLC
Brookdale Living Communities of Minnesota, LLC
Brookdale Living Communities of New York-GB, LLC
Brookdale Living Communities of Washington-PP, LLC
The Ponds of Pembroke Limited Partnership
River Oaks Partners
PSLT-ALS Properties Holdings, LLC
PSLT-ALS Properties I, LLC

A-2